EXHIBIT 99


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             HARRODSBURG FIRST FINANCIAL BANCORP, INC. LETTERHEAD


Date:     January 28, 1997                    Contact: Jack D. Hood, President
                                              (606) 734-5452


FOR IMMEDIATE RELEASE
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                         ANNUAL MEETING OF STOCKHOLDERS


Harrodsburg, Kentucky -- Harrodsburg First Financial Bancorp, Inc., the parent savings and loan holding company of First Federal Savings Bank of Harrodsburg, Harrodsburg, Kentucky, announced that its Annual Meeting of Stockholders was held on January 27, 1997, at 2:00 p.m. At the meeting, Jack D. Hood and Jack L. Coleman, Sr., were elected as directors each for a three year term. In addition, stockholders approved the Company's 1996 Stock Option Plan and the Bank's Restricted Stock Plan and Trust Agreement, and also ratified the appointment of Miller, Mayer, Sullivan & Stevens LLP as auditors for the Company for the fiscal year ending September 30, 1997. Shares to fund the Restricted Stock Plan will be purchased in the open market. The Company's stock trades on the Nasdaq Stock Market under the symbol "HFFB."